Comparison of change in value of $10,000 investment in Dreyfus Premier Core Value Fund
Class A shares and the
Standard & Poor's 500/BARRA Value Index

        EXHIBIT A:


         PERIOD     Dreyfus Premier Core Value Fund  Standard & Poor's 500
                            (Class A shares)         /BARRA Value Index *

        12/31/92                 9,426                  10,000
        12/31/93                10,982                  11,859
        12/31/94                11,020                  11,784
        12/31/95                14,939                  16,144
        12/31/96                18,142                  19,695
        12/31/97                22,715                  25,599
        12/31/98                24,318                  29,355
        12/31/99                28,521                  33,088
        12/31/00                31,717                  35,100
        12/31/01                30,435                  30,990
        12/31/02                23,020                  24,531


* Source: Lipper Inc.


================================================================================

Comparison of change in value of $10,000 investment in Dreyfus Premier Managed Income Fund
Class A shares and the
Lehman Brothers Aggregate Bond Index

EXHIBIT A:

                 Dreyfus Premier
 PERIOD         Managed Income Fund            Lehman Brothers
                 (Class A shares)           Aggregate Bond Index *

12/31/92              9,550                         10,000
12/31/93              10,938                        10,975
12/31/94              10,376                        10,655
12/31/95              12,173                        12,622
12/31/96              12,589                        13,081
12/31/97              13,822                        14,343
12/31/98              14,500                        15,589
12/31/99              14,246                        15,461
12/31/00              15,604                        17,260
12/31/01              16,555                        18,716
12/31/02              17,858                        20,637


* Source: Lipper Inc.

================================================================================

Comparison of change in value of $10,000 investment in Dreyfus Premier Limited Term High Yield Fund
Class A shares, Class B shares,
Class C shares and Class R shares
with the Merrill Lynch High Yield Master II Index and a Customized Limited Term High Yield Index

EXHIBIT A:



              Dreyfus Premier   Dreyfus Premier   Dreyfus Premier  Dreyfus Premier
   PERIOD      Limited Term      Limited Term      Limited Term     Limited Term     Merrill Lynch
              High Yield Fund   High Yield Fund   High Yield Fund  High Yield Fund    High Yield    Customized Limited Term
              (Class A shares)  (Class B shares)  (Class C shares) (Class R shares) Master II Index  High Yield Index **

   6/2/97          9,549             10,000           10,000            10,000          10,000             10,000
  12/31/97        10,063             10,504           10,497            10,544          10,856             10,632
  12/31/98        10,053             10,441           10,399            10,559          11,176             11,128
  12/31/99        10,253             10,595           10,527            10,795          11,457             11,711
  12/31/00         9,816             10,093           10,005            10,362          10,870             11,581
  12/31/01         9,658             9,880             9,782            10,231          11,357             12,871
  12/31/02         8,480             8,581             8,513            9,004           11,142             12,935


* Source: Lipper Inc.
** Source: Bloom
